                                                                    EXHIBIT 99.1


                                   [BELK LOGO]

Contact:                                            NEWS RELEASE
Steve Pernotto, Executive Vice President
Belk, Inc.
704-357-1064, Ext. 3618

                    Belk, Inc. Reports Gains In Third Quarter
                         Comp Store Sales and Net Income

         CHARLOTTE, N.C., Dec. 3, 2003 -- Belk, Inc. today announced operating results for the third quarter and nine months ended November 1, 2003.

         Net income for the 13 weeks ended November 1, 2003, was $17.6 million, which included gains from the sale of investment property, compared to $2.5 million for the same prior-year period. Excluding the gains and other non-comparable items, net income for the quarter rose to $9.5 million compared to $3.0 million for the same prior-year period. A detailed reconciliation of net income to net income excluding gains from the sale of investment property and other non-comparable items is provided at the end of this release.

         Third quarter sales totaled $508.5 million, a 2.3% increase, compared to $496.9 million for the same prior-year period. On a comparable store basis, sales increased 1.5 percent for the 13 weeks.

John M. Belk, chairman and chief executive officer of Belk, Inc. commented, "We're encouraged by the improvement in comparable store sales and optimistic about the fourth quarter. We'll continue to emphasize inventory control and expense management as key drivers of our profitability."

The company opened four new stores during the third quarter - in Gallatin, Columbia and Springfield, Tenn., and in Lufkin, Texas, all of which are in new markets for Belk. It opened three additional new stores in new markets in Hot Springs and Conway, Ark. and Destin, Fla. on November 5th bringing the total number of new stores opened this year to eight. It has also announced plans to open 14 new stores in Alabama, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas during 2004. Ten of these stores are in new markets.

                                     -More-

         Net income for the nine months rose to $40.6 million compared to $23.6 million for the same prior-year period. Net income excluding non-comparable items for the period increased to $31.9 million compared to $28.5 million for the same prior-year period.

         Sales for the nine months totaled $1,503.3 million, compared to $1,523.3 million for the same prior-year period. Comparable store sales decreased 3.0 percent for the 39-week period.

         Belk, Inc. is the largest privately owned department store company in the United States. Founded in Monroe, N.C. in 1888 by the late William Henry Belk, it operates 221 stores in 13 southeastern and Mid-Atlantic States.


Notes:

- Belk believes that "net income excluding non-comparable items" is a financial measure that emphasizes the company's core ongoing operations and enables investors to perform meaningful comparisons of operating results between reporting periods. Net income is the most directly comparable generally accepted accounting principle (GAAP) measure.

- Certain statements made in this Press Release are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as "may," "will," "intend," "project," "expect," "anticipate," "believe," "estimate," "continue," or other similar words. Certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in our forward-looking statements include, but are not limited to: our ability to execute our growth and expansion plans; changes in interest rates; changes in buying, charging and payment behavior among our customers; changes in the competitive environment of the department store and broader retail industry; the effectiveness of our merchandising and sales promotion strategies; seasonal fluctuations in sales and net income; our ability to contain costs and fully realize synergies from our distribution consolidations; and changes in accounting standards or legal or regulatory matters detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.

                                      # # #

                           BELK, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                                    Three Months Ended                   Nine Months Ended
                                                               -----------------------------       ------------------------------
                                                               November 1,       November 2,       November 1,        November 2,
                                                                  2003              2002               2003               2002
                                                               -----------       -----------       -----------        -----------
(millions)
Revenues                                                       $    508.5        $    496.9        $   1,503.3        $   1,523.3
Cost of goods sold (including occupancy and buying expenses)        345.7             350.0            1,017.7            1,050.1
Selling, general and administrative expenses                        139.4             134.0              407.4              404.6
Asset impairment and store closing costs                               --               0.3                 --                0.3
Restructuring charge                                                   --                --                 --                7.2
                                                               ----------        ----------        -----------        -----------
Operating Income                                                     23.4              12.6               78.2               61.1
Interest expense, net                                                (8.4)             (8.5)             (27.7)             (24.9)
Gain (loss) on property, equipment and investments                   12.9              (0.5)              13.8               (0.3)
Other income, net                                                     0.1               0.3                0.3                1.3
                                                               ----------        ----------        -----------        -----------
Income before income taxes                                           28.0               3.9               64.6               37.2
Income taxes                                                         10.4               1.4               24.0               13.6
                                                               ----------        ----------        -----------        -----------
Net Income                                                     $     17.6        $      2.5        $      40.6        $      23.6
                                                               ==========        ==========        ===========        ===========

Net Income per share                                           $     0.34        $     0.05        $      0.77        $      0.43


                  BELK, INC. AND SUBSIDIARIES
                RECONCILIATION OF NET INCOME AND
           NET INCOME EXCLUDING NON-COMPARABLE ITEMS
                          (UNAUDITED)


                                                                         Three Months Ended                  Nine Months Ended
                                                                   -----------------------------     ------------------------------
                                                                   November 1,       November 2,     November 1,        November 2,
                                                                      2003              2002             2003              2002
                                                                   -----------       -----------     -----------        -----------
(millions)
Net income                                                         $     17.6        $      2.5       $     40.6        $     23.6
(Gain) Loss on property, equipment and investments, net of
  income tax (expense) benefit                                           (8.1)              0.3             (8.7)              0.2
Asset impairment and store closing costs, net of
  income tax benefit                                                       --               0.2               --               0.2
Restructuring charge, net of income tax benefit                            --                --               --               4.5
                                                                   ----------        ----------       ----------        ----------
Net income excluding non-comparable items                          $      9.5        $      3.0       $     31.9        $     28.5
                                                                   ==========        ==========       ==========        ==========

Net income before certain items per share                          $     0.18        $     0.05       $     0.60        $     0.52